UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 9, 2023

SL GREEN REALTY CORP.

SL GREEN OPERATING PARTNERSHIP, L.P.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Delaware	333-167793-02	13-3960398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue New York, New York 10017 (Address of principal executive offices, including zip code)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Trading Symbol	Title of Each Class	Name of Each Exchange on Which Registered
SL Green Realty Corp.	SLG	Common Stock, $0.01 par value	New York Stock Exchange
SL Green Realty Corp.	SLG.PRI	6.500% Series I Cumulative Redeemable Preferred Stock, $0.01 par value	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Non-Renewal of Andrew Mathias Employment Agreement and Entry into Advisory Agreement

Pursuant to the terms of that certain Amended and Restated Employment and Noncompetition Agreement (the “Employment Agreement”), dated as of December 31, 2021, by and between Andrew Mathias and SL Green Realty Corp. (the “Company”), the Company has provided Mr. Mathias notice of non-renewal of the Employment Agreement, and, as a result, the Employment Agreement will terminate at 11:59 p.m. Eastern Standard Time on December 31, 2023 (the “Separation Date”) and Mr. Mathias will cease to serve in his role as President of the Company. Mr. Mathias’ non-renewal by the Company was not the result of any disagreement or dispute between Mr. Mathias and the Company.

Pursuant to the Employment Agreement and as disclosed in the Company’s proxy statement and other reports, Mr. Mathias will become entitled to payments and benefits due as a result of such non-renewal, including the sum of Mr. Mathias’ annual base salary, formulaic bonus and the value of the annual time-based equity award; pro rata bonus based on the average formulaic bonus earned for the two most recently completed fiscal years and the target value of the annual time-based equity amount; acceleration of unvested equity awards (other than performance-based awards, which are governed by their terms); and 18 months of benefit continuation payments. Additionally, Mr. Mathias will become entitled to all amounts due under deferred compensation agreements between the Company and Mr. Mathias in accordance with their terms. Such payments and benefits are subject to a customary release of claims. The Employment Agreement is filed as an exhibit to the Company’s most recent annual report on Form 10-K.

To assist with an orderly transition of his responsibilities, on October 9, 2023, the Company and Mr. Mathias entered into a Non-Renewal and Advisory Agreement (the “Advisory Agreement”). The term of the Advisory Agreement is January 1, 2024 through December 31, 2024, subject to successive one-year renewal periods. Pursuant to the Advisory Agreement, Mr. Mathias has agreed to provide certain services as requested by the Company. For these services, the Company has agreed to pay Mr. Mathias a monthly fee of $8,333 during the term of the Advisory Agreement, in addition to certain perks generally consistent with those he currently receives as an executive officer, including the monthly employer contribution costs of continued health insurance coverage. Mr. Mathias will continue to serve on the Board of Directors of the Company (the “Board”), subject to nomination by the Board and election by the stockholders of the Company.

The discussion above is qualified in its entirety by reference to the copy of the Advisory Agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Appointment of Interim President

In connection with Mr. Mathias’ non-renewal, the Board anticipates appointing Marc Holliday, the Company’s Chief Executive Officer and Chairman of the Board, to the role of President of the Company, on an interim basis, effective immediately following the Separation Date. Mr. Holliday’s biographical and business experience information, and the transactions that would be required to be reported under Item 404(a) of Regulation S-K may be found in the Company’s proxy statement for its 2023 annual meeting. There are no arrangements or understandings with any other person pursuant to which Mr. Holliday would be appointed as the Company’s President, and there are no family relationships between Mr. Holliday and any director or executive officer of the Company.

Item 7.01. Regulation FD Disclosure.

On October 10, 2023, the Company issued a press release relating to the foregoing executive changes.

A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company or SL Green Operating Partnership, L.P. under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Non-Renewal and Advisory Agreement, dated as of October 9, 2023, by and between SL Green Realty Corp. and Andrew Mathias.
99.1	Press release, dated October 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

SL GREEN OPERATING PARTNERSHIP, L.P.

By: SL GREEN REALTY CORP., its general partner

By:	/s/ Andrew S. Levine
Name:	Andrew S. Levine
Title:	Executive Vice President, Chief Legal Officer and General Counsel

Date: October 10, 2023

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